EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2026 relating to the financial statements of Red Robin Gourmet Burgers, Inc. and the effectiveness of Red Robin Gourmet Burgers, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Red Robin Gourmet Burgers, Inc. for the year ended December 28, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado May 15, 2026